Exhibit 10.1

PREFERRED STOCK PURCHASE AGREEMENT

THE PREFERRED SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF SUCH SECURITIES DESCRIBED HEREIN.

This Preferred Stock Purchase Agreement (this “Agreement”), is made as of [__], 2023 (the “Effective Date”), by and between each of OpGen, Inc. (the “Company”), as seller, and [________] (the “Purchaser”). The Purchaser and the Company, each a “Party” and colletively the “Parties.”

In consideration of the mutual covenants contained herein and for other valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree as follows:

1.	Purchase and Sale of Preferred Stock.
1.1	Sale and Issuance of Preferred Stock.

(a) Prior to the Closing (as defined below), the Company shall adopt and file with the Secretary of State of the State of Delaware a Certificate of Designation, in the form of Exhibit A attached to this Agreement (the “Certificate of Designation”).

(b) Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase and the Company agrees to sell and issue to the Purchaser at the Closing 1,000 shares of Series D Preferred Stock of the Company, par value $0.01 per share (the "Series D Preferred Stock"), at a purchase price of $1,000 per share (the “Purchase Price”). The shares of Series D Preferred Stock issued to the Purchaser pursuant to this Agreement shall be referred to in this Agreement as the "Shares."

1.2	Closing; Delivery.

(a) The purchase and sale of the Shares under this Agreement shall take place remotely via the exchange of documents and signatures, at 10:00 a.m. local time on the date hereof (the "Closing").

(b) At the Closing, the Company shall either (i) deliver to the Purchaser a certificate representing the Shares or (ii) make the Shares available for “Delivery Versus Payment” settlement, in each case, against payment of the purchase price therefor by wire transfer to a bank account designated by the Company.

(c) Use of Proceeds. The proceeds from the sale of the Shares shall be used for working capital, and for other general corporate purposes, or as otherwise determined by the Board of Directors of the Company.

(d) Defined Terms Used in this Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(i)	"Affiliate" means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, as such terms are used in and construed under Rule 405 under the Securities Act.
(ii)	"Code" means the Internal Revenue Code of 1986, as amended.
(iii)	“Common Stock” means the common stock of the Company, par value $0.01 per share.
(iv)	"Company Intellectual Property" means all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, trade secrets, licenses, domain names, mask works, information and proprietary rights and processes as are necessary to the conduct of the Company's business as now conducted and as presently proposed to be conducted.

1

(v)	"Key Employee" means any executive-level employee of the Company.
(vi)	"Knowledge," including the phrase "to the Company's knowledge," shall mean the actual knowledge after reasonable investigation of the Key Employees.
(vii)	"Material Adverse Effect" means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.
(viii)	"Person" means any individual, corporation, partnership, trust, joint venture, limited liability company, association or other entity.
(ix)	“Preferred Stock” means any shares of preferred stock of the Company.
(x)	"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(xi)	"Transaction Agreements" means this Agreement and any other document exectud in connection with this Agreement.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that, except as set forth on the Disclosure Schedules delivered by the Compnay concurrently herewith, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Closing, except as otherwise indicated. The Disclosure Schedules shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

2.1 Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2	Capitalization.

(a) The capitalization of the Company as of the date hereof is set forth on Section 2.2(a) of the Disclosure Schedules.

(b) The rights, privileges and preferences of the Series D Preferred Stock are as stated in the Restated Certificate and as provided by the General Corporation Law of the State of Delaware.

(c) The Company has furnished to the Purchaser complete and accurate copies of the Company’s equity incentive plans and the forms of agreements used thereunder.

(d) Section 2.2(d) of the Disclosure Schedules sets forth the capitalization of the Company immediately following the Closing including the number of shares of the following: (i) issued and outstanding Common Stock, including, with respect to restricted Common Stock; (ii) granted stock options; (iii) issued and outstanding shares of each series of Preferred Stock; and (iv) issued and outstanding warrants or stock purchase rights, if any. Except for (A) the conversion privileges of the Shares to be issued under this Agreement, (B) the securities granted pursuant to the Company’s equity incentive plans and (C) Section 2.2(d) of the Disclosure Schedules, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock.

2

(e) The Company has fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly affecting the Shares covered by this Agreement and any of its other securities in connection with the transactions contemplated by this Agreement.

2.3 Authorization. All corporate action required to be taken by the Board of Directors and stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Shares at the Closing, and the Common Stock issuable upon conversion of the Shares (the "Conversion Shares"), has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, orother equitable remedies.

2.4 Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in Section 3 of this Agreement and subject to the filings, the Shares will be issued in compliance with all applicable federal and state securities laws. The Conversion Shares will be duly reserved for issuance, and upon issuance in accordance with the terms of the Certificate of Designation and this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by the Purchaser. Based in part upon the representations of the Purchaser in Section 3 of this Agreement, and subject to Section 2.6 below, the Conversion Shares will be issued in compliance with all applicable federal and state securities laws. No "Bad Actor" disqualifying event described in Rule 506(d)(1)(i) to (viii) of the Securities Act (a "Disqualification Event") is applicable to the Company, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

2.5 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Designation, which will have been filed as of the Closing, and (ii) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made, to the extent necessary, in a timely manner.

2.6 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company's Knowledge, currently threatened (i) against the Company or any officer, director or Key Employee of the Company; or (ii) to the Company's Knowledge, that questions the validity of the Transaction Agreements, or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) to the Company's Knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company's Knowledge, any of its officers or directors, is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers or directors, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their services provided in connection with the Company's business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

3

2.7 Intellectual Property. For purposes of this Section 2.6, the Company shall be deemed to have knowledge of a patent right if the Company has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws.

(a) The Company and its subsidiaries own or possess or believe they can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others.

(b) To the Company's Knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party.

(c) The Company has not received any written communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person.

(d) The Company and its subsidiaries have obtained and possess valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company's business- as now conducted.

(e) A complete and accurate summary of all material Company Intellectual Property is included in the Company’s SEC Reports (as defined below).

(f) To the Company's Knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company. Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company's business as now conducted and as presently proposed to be conducted.

2.8 Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its certificate of incorporation, as amended, or bylaws, as amended, (ii) of any judgment, order, writ or decree of any court, arbitrator or other governmental authority, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or, (v) to the Company’s Knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, except in each case as would not have or reasonably be executed to have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements, and the consummation of the transactions contemplated by the Transaction Agreements, will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such judgment, order, writ, decree, contract or agreement or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or non-renewal of any material permit or license applicable to the Company, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect.

2.9 Agreements; Actions.

(a) Except for the Transaction Agreements or as set forth on Section 2.9(a) of the Disclosure Schedules, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, or (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

4

(b) Except as disclosed in the Company’s reports, schedules, forms, statements and documents filed under the Securities Act and the Securities Exchange Act of 1934, as amended (collectively, the “SEC Reports”), the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $50,000 or in excess of $100,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of subsections (b) and (c) of this Section 2.9, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

2.10 Certain Transactions.

(a) Except as disclosed in the Company’s SEC Reports or as set forth on Section 2.10 of the Disclosure Schedules, other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors and (iii) the purchase of shares of the Company's capital stock and the issuance of options to purchase shares of the Company's Common Stock, in each instance, approved by the Board of Directors (previously made available to the Purchaser or its counsel), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or Key Employees, or any Affiliate thereof.

(b) The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company's directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing (i) are, directly or indirectly, indebted to the Company or, (ii) to the Company's Knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers or employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company. To the Company's Knowledge, none of the Company's Key Employees or directors or any members of their immediate families or any Affiliate of any of the foregoing are, directly or indirectly, have any financial interest in any material contract with the Company other than in connection with such Person’s capacity as an employee, director, or officer of the Company. To the Company’s Knowledge, none of the directors or officers, or any members of their immediate families, has any material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company's customers, suppliers, service providers, joint venture partners, licensees and competitors.

2.11 Financial Statements. The Company’s audited financial statements for the fiscal year ended December 31, 2022, and its unaudited interim financial statements as of and for the six-month period ended June 30, 2023 have been filed with the SEC Reports (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP or as may otherwise be specified in such Financial Statements. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business; (ii) obligations under contracts and commitmentsincurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

5

2.12 Employee Matters.

(a) Section 2.12(a) of the Disclosure Schedules sets forth the number of full-time and part-time employees, consultants and independent contractors of the Company as of the date hereof. Section 2.12(a) of the Disclosure Schedule sets forth a detailed description of all compensation, including salary, bonus, severance obligations and deferred compensation paid or payable for each officer, employee, consultant and independent contractor of the Company who is anticipated to receive compensation in excess of $100,000 for the fiscal year ending December 31, 2023.

(b) To the Company's Knowledge, none of its employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee's ability to promote the interest of the Company or that would conflict with the Company's business. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as now conducted and as presently proposed to be conducted will, to the Company's Knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(c) The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.

(d) The Company has not made any representations regarding equity incentives to any officer, employees, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes (or written consents in lieu thereof) of the Board of Directors.

(e) To the extent there are former employees of the Company whose employment was terminated by the Company, each has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.

(f) Section 2.12(f) of the Disclosure Schedules sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company has made all required contributions on a timely basis and has complied in all material respects with all applicable laws for any such employee benefit plan. Except as set forth on Section 2.12(f) of the Disclosure Schedules, the Company does not maintain any retiree health or life plans providing for continuing coverage or benefits for any employee after the employee's termination of employment, except to the extent such coverage is required by Part 6 of Title I(B) of ERISA.

(g) To the Company's Knowledge, none of the Key Employees or directors of the Company has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

6

2.13 Tax Returns and Payments. The Company has timely paid all federal, state, county, local, foreign and other taxes required to be paid by it, whether or not assessed or disputed. The Company has set aside adequate reserves for all taxes that have accrued but are not yet due and payable. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency and no such examinations or audits are currently pending. The Company has duly and timely filed all federal, state, county, local, foreign and other tax returns, reports, information statements or other documents, required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year. The Company has properly withheld and paid all taxes required to have been withheld and paid in connection with any amounts paid or credited to any employee, independent contractor, creditor, stockholder or other third party.

2.14 Insurance. The Company has in full force and effect or will obtain fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

2.15 Confidential Information and Invention Assignment Agreements. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms made available to the Purchaser or counsel for the Purchaser (the "Confidential Information Agreements"). No current Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee's Confidential Information Agreement. Oliver Schacht, the Company's current Chief Executive Officer, has executed that certain Employee Confidentiality, Noncompetition and Assignment Agreement, dated as of October 29, 2020, a true and complete copy of which has been delivered to counsel for the Purchaser, and such agreement has not been amended, modified or terminated, in whole or in part since such date. The Company is not aware that any of its Key Employees is in violation of any of his or her agreements with the Company covered by this Section 2.15.

2.16 Permits. The Company and each of its subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.17 Corporate Documents. The Company’s certificate of incorporation, as amended, and bylaws, as amended, are in the forms provided to the Purchaser. The copy of the minute books of the Company provided to the Purchaser contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders at which any material action was taken (other than those that have not yet been adopted) in the last five (5) years and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes or written consents.

2.18 Real Property Holding Corporation. The Company is not now and has never been a "United States real property holding corporation" as defined in the Code and any applicable regulations promulgated thereunder. The Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under such regulations.

2.19 Environmental and Safety Laws. Except as could not reasonably be expected to have a Material Adverse Effect (a) the Company is and has been in compliance with all Environmental Laws (as defined below); (b) there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof, (each a "Hazardous Substance") on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local "superfund" site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls ("PCBs") or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to the Purchaser true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments.

7

For purposes of this Section 2.18, "Environmental Laws" means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substances; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

2.20 Disclosure. No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to the Purchaser at the Closing contains, as of the date of the Closing, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that the Company has not delivered to the Purchaser, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

2.21 Data Privacy. In connection with its collection, storage, transfer (including without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively, "Personal Information"), the Company is and has been, to the Company's Knowledge, in compliance in all material respects with all applicable laws in all relevant jurisdictions, the Company's privacy policies, and the requirements of any contract or codes of conduct to which the Company is a party. The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. The Company is and has been, to the Company's Knowledge, in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations.

2.22 FCPA. Neither the Company nor any of the Company's directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any "foreign official" (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the "FCPA")), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any Person. Neither the Company nor any of its directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. Neither the Company, or, to the Company's Knowledge, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law.

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as of the date hereof and as of the Closing that:

3.1 Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements to which the Purchaser is a party. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Shares.

8

3.3 Disclosure of Information. The Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company's management. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.

3.4 Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and onrequirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

3.5 Purchaser Status. At the time the Purchaser was offered the Shares, it was, and as of the date hereof it is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

3.6 Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. No Person other than the Company has made or makes any representation as to the Company or the quality of the Shares.

3.7 Certain Transactions. Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, executed any purchases or sales, including short sales, of the securities of the Company during the period commencing as of the time that the Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to the Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

3.8 General Solicitation. The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

9

4. Conditions to the Purchaser's Obligations at Closing. The obligations of the Purchaser to purchase Shares at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects as of the Closing, except that any such representations and warranties shall be true and correct in all respects where such representation and warranty is qualified with respect to materiality.

4.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

4.3 Compliance Certificate. The Company shall deliver to the Purchaser at the Closing a certificate certifying by an the Chief Executive Officer of the Company that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

4.5 Opinion of Company Counsel. The Purchaser shall have received from Ballard Spahr LLP, counsel for the Company, an opinion, dated as of the Closing.

4.6 Intentionally Omitted.

4.7 Certificate of Designation. The Company shall have filed the Certificate of Designation with the Secretary of State of Delaware on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

4.8 Secretary's Certificate. The Secretary of the Company shall have delivered to the Purchaser at the Closing a certificate certifying (i) the bylaws, as amended, of the Company, and (ii) resolutions of the Board of Directors approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements.

5. Conditions of the Company's Obligations at Closing. The obligations of the Company to sell the Shares to the Purchaser at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct in all material respects as of the Closing.

5.2 Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

5.4 Purchase Price. The Purchaser shall have paid the aggregate Purchase Price for the Shares in accordance with Section 1.2.

10

6. Miscellaneous.

6.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchaser contained in or made pursuant to this Agreement, as qualified by the applicable Disclosure Schedules, shall survive the execution and delivery of this Agreement and the Closing.

6.2 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each Person who shall be a holder of the Shares from time to time; provided, however,that prior to the receipt by the Company of adequate written notice of the transfer of the Shares specifying the full name and address of the transferee, the Company may deem and treat the Person listed as the holder of such Shares in its records as the absolute owner and holder of such Shares for all purposes.

6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with thisSection 6.6. If notice is given to the Company, a copy, which shall not constitute notice, shall also be sent to Ballard Spahr LLP, 1735 Market Street, Philadelphia, PA 19103, Attention: Peter Jaslow, Esq.

6.7 Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 6.7 shall be binding upon the Purchaser and each transferee of the Shares (or the Conversion Shares), each future holder of all such securities, and the Company.

6.8 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.9 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

11

6.10 Entire Agreement. This Agreement (including the Exhibits hereto), the Certificate of Designation and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.11 Submission to Jurisdiction. The parties hereto submit to the exclusive jurisdiction of any federal or state court located within the State of Delaware over any dispute arising out of or relating to the Agreement or any of the transactions contemplated hereby and each party hereby agree that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties waive, to the fullest extent permitted by applicable law, any objection which they may not or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

6.12 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Remainder of This Page Intentionally Left Blank]

12

IN WITNESS WHEREOF, the parties have executed this Series B Preferred Stock Purchase Agreement as of the date first written above.

COMPANY:

OPGEN, INC.

By:
Name:	Oliver Schacht
Title:	Chief Executive Officer

By:
Name:	Albert Weber
Title:	Chief Financial Officer

Address:
OpGen, Inc. 9717 Key West Ave, Suite 100 Rockville, MD 20850

PURCHASER:

[PURCHASER]

By:
Name:
Title:

Address:

[____________________________].
[____________________________]
[____________________________]

[Signature Page to Series Stock Purchase Agreement]

13